UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2011

ANSWERS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32255 (Commission File Number)	98-0202855 (IRS Employer Identification No.)

237 West 35th Street, Suite 1101 New York, NY (Address of principal executive offices)	10001 (Zip code)

Registrant’s telephone number, including area code: (646) 502-4777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On the afternoon of April 13, 2011, the day before the meeting of stockholders of Answers.com to vote on adoption of the merger agreement with AFCV Holdings, LLC, Mr. Brad Greenspan sent another letter to the Answers.com board of directors purporting to increase the price per share of his acquisition proposal, previously communicated by letter of April 8, 2011.  A copy of the April 13, 2011 letter is filed as Exhibit 99.1 to this Form 8-K.  The Answers.com board met to consider the letter and again determined to reject Mr. Greenspan's proposal for the reasons stated in the Form 8-K of Answers.com filed on April 11, 2011 and in the press release filed as Exhibit 99.2 to that Form.

The meeting of stockholders to vote on adoption of the merger agreement with AFCV will proceed as scheduled at 10:00 a.m. EDT, today, April 14, 2011, at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY 10036.  The Answers.com board continues to recommend that stockholder vote in favor of the proposal to adopt the merger agreement.

Item 9.01.  Financial Statements and Exhibits

(d)    Exhibits.  The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Letter from Brad D. Greenspan, dated April 13, 2011

99.2	Letter decision of the Court of Chancery of the State of Delaware, dated April 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Answers Corporation
Date:	April 14, 2011	By:	/s/ Caleb A. Chill
			Name:	Caleb A. Chill
			Title:	VP General Counsel & Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Letter from Brad D. Greenspan, dated April 13, 2011

99.2	Letter decision of the Court of Chancery of the State of Delaware, dated April 13, 2011